Exhibit 23.2

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the following Registration Statements of our report dated February 16, 2001 with respect to the consolidated financial statements of Encal Energy Ltd. filed as an exhibit to the Form 8-K of Calpine Corporation dated December 31, 2002.

Registration
Form	Statement No.	Description	Registrant	Date Filed

S-8	333-16529	Registration Statement	Calpine Corporation	November 21, 1996
S-3/A2	333-72583	Registration Statement	Calpine Corporation	March 19,1999
S-3/A3	333-87427	Registration Statement	Calpine Corporation	October 27, 1999
Calpine Capital Trust
S-8 POS	333-34002	Registration Statement	Calpine Corporation	May 3, 2000
S-8	333-37366	Registration Statement	Calpine Corporation	May 18, 2000
S-3/A	333-40652	Registration Statement	Calpine Corporation	July 24, 2000
S-3/A	333-56712	Registration Statement	Calpine Corporation	April 17, 2001
S-8	333-59200	Registration Statement	Calpine Corporation	April 19, 2001
S-3/A	333-59786	Registration Statement	Calpine Corporation	July 31, 2001
S-3/A	333-67446	Registration Statement	Calpine Corporation	September 20, 2001
Calpine Canada Energy Finance ULC
Calpine Canada Energy Finance II ULC
S-3/A	333-66078	Registration Statement	Calpine Corporation	October 22, 2001
S-3/A	333-71966	Registration Statement	Calpine Corporation	November 6, 2001
S-3/A	333-76880	Registration Statement	Calpine Corporation	April 10, 2002
Calpine Canada Energy Finance ULC
Calpine Canada Energy Finance II ULC
Calpine Capital Trust IV
Calpine Capital Trust V
S-3/A	333-85654	Registration Statement	Calpine Corporation	June 19, 2002
S-8	333-106733	Registration Statement	Calpine Corporation	July 1, 2003
S-8	333-106729	Registration Statement	Calpine Corporation	July 1, 2003

/s/ Ernst & Young LLP

Calgary, Canada
October 22, 2003	Chartered Accountants